EXHIBIT 99


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                           UNITED CANNABIS CORPORATION

                                  Common Stock

            THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This Prospectus relates to shares of the Common Stock of United Cannabis Corporation ("the Company") issuable pursuant to the Company's Stock Incentive Plans. The Stock Incentive Plans provide for the issuance, to selected employees of the Company and other persons, of either shares of the Company's common stock or options to purchase shares of the Company's Common Stock. The Stock Incentive Plans benefit the Company by giving selected employees and other persons having a business relationship with the Company a greater personal interest in the success of the Company.

     This prospectus also relates to shares of common stock issuable upon the exercise of warrants granted to a consultant.

     Our officers and directors who receive shares pursuant to the Plans and who are offering their shares to the public by means of this Prospectus are referred to as the "Selling Shareholders". The consultant who may receive shares upon the exercise of his warrants is also a Selling Shareholder.

     The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

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     The purchase of the securities  offered by this prospectus  involves a high degree of risk. See the "Risk Factors" section of this prospectus, beginning on page 5, for additional Risk Factors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.






                  The date of this Prospectus is June __, 2017.

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                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 100 F Street, NE, Washington, D.C. 20549. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The  following   documents   filed  with  the  Commission  by  the  Company
(Commission File No. 001-11889) are incorporated by reference into this prospectus:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

     o Quarterly Report on Form 10-Q for the three months ended March 31, 2017; and

     o    Current Report on Form 8-K filed with the SEC on June 8, 2017.


     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

                           United Cannabis Corporation
                            1600 Broadway, Suite 1600
                                Denver, CO 80202
                                 (303) 386-7321
                       Attention: Chief Executive Officer

     All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.




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     Investors  are  entitled to rely upon  information  in this  prospectus  or incorporated by reference at the time it is used by the Company to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     The Company has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site: www.sec.gov.



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                                TABLE OF CONTENTS
                                                                          PAGE

THE COMPANY ..........................................................

FORWARD LOOKING STATEMENTS ...........................................

RISK FACTORS .........................................................

DILUTION .............................................................

USE OF PROCEEDS ......................................................

MARKET FOR THE COMPANY'S COMMON STOCK.................................

SELLING SHAREHOLDERS .................................................

PLAN OF DISTRIBUTION .................................................

DESCRIPTION OF COMMON STOCK...........................................



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                                   THE COMPANY

     We are focused on creating unique therapeutics for a wide range of diseases that can be utilized by patients globally.

     Our Prana Bio Nutrient Medicinal products are designed to help supplement deficiencies related in the endocannabinoid system including pain, neuropathy, arthritis, MS, IBS, autism, seizures, eczema, sleep, anxiety, head trauma, opioid dependency and clinical endocannabinoid deficiencies. The endocannabinoid system is a signaling system within the human body that utilizes hundreds of receptors to help maintain homeostasis between the central nervous system and the immune system.

     Our Prana Aromatherapy Transdermal Roll-on line uses a proprietary blend of essential oils infused with cannabinoids designed to provide targeted and large surface relief with combinations of aromatherapy. The transdermal is a part of the complete patent-pending Prana Bio Nutrient Medicinals line, which is offered in 5 categories (P1, P2, P3, P4, P5), with three delivery methods (sublingual, capsules, topical). Dosages range from 1mg to 50mg, are available in raw or activated formulations, and paired with specific cannabis derived terpene profiles.

     Our  products  are  subject to all  existing  marijuana  laws in the United
States.

     Our short term plan involves licensing the technology associated with our products to companies which are licensed to grow and sell medical marijuana in states where medical marijuana is legal.

     Our long term plan is to perform clinical trials on the most promising products in our product line that are currently being manufactured in California. We intend to perform our phase I clinical trials at the West Indies University in Jamaica. We will fund the initial clinical trials by licensing our Prana product line to manufacturers in all legal territories in the United States and with revenue received for providing technical, financial and licensing consulting services. After our phase 1 clinical trials are complete, we plan on partnering with companies that have expertise in global pharmaceutical distribution and research for phase II and III clinical trials in the United States.

     We work closely with many individuals and businesses in the medical marijuana industry. Following is a summary of some of the key relationships which have been formalized with an agreement.

     We were formed as a Colorado corporation in November 2007.

     We make our electronic filings with the Securities and Exchange  Commission
(SEC), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports. We make these reports available on our website free of charge as soon as practicable after they are filed or furnished to the SEC.

     No person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus, in connection with the shares offered by this Prospectus, and if given or made, such


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information or representations must not be relied upon. This Prospectus does not constitute an offering in any state or jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

                           FORWARD LOOKING STATEMENTS

     This prospectus and the documents that are incorporated or deemed to be incorporated by reference into this prospectus, contain or incorporate by reference "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as "anticipates," "believes," "expects," "intends," "future," "could," "estimates," "plans," "would," "should," "potential," "continues" and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements:

     All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading "Risk Factors" and elsewhere in this prospectus and in the documents incorporated or deemed to be incorporated by reference into this prospectus. The forward-looking statements contained in this prospectus and any document incorporated or deemed to be incorporated by reference in this prospectus, speak only as of their respective dates. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus and the documents that are incorporated by reference into this prospectus may not occur and actual results could differ materially from those anticipated or implied in such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

                                  RISK FACTORS

     Investors should be aware that this offering involves the risks described below, which could adversely affect the price of our common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered by this prospectus. The risks and uncertainties we described are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, results of operations and liquidity would likely suffer. In that event, the trading price of our common stock would decline, and you could lose all or part of your investment.

     We have a limited operating history, and may never be profitable. Since we have only limited operations and have an unproven business plan, it is difficult for potential investors to evaluate our business. There can be no assurance that we will be profitable or that the securities which may be sold in this offering will have any value.


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     We  need  additional  capital.  We need  additional  capital  to  fund  our operations. We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the market price of our common stock. Our failure to obtain the capital which we require may result in the slower implementation of our business plan.

     Our proposed business is dependent on laws pertaining to the marijuana industry. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress for the industry, while encouraging, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

     As of May 31, 2017, 28 states and the District of Columbia allow its citizens to use medical marijuana. Voters in the states of Colorado, Washington, Alaska, Oregon and the District of Columbia have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government's enforcement of current federal laws could cause significant financial damage to us and our shareholders.

     Further, and while we do not intend to harvest, distribute or sell cannabis, if we lease buildings to growers of marijuana we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

     The marijuana industry faces strong opposition. It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry. We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue. For example, medical marijuana will likely adversely impact the existing market for the current "marijuana pill" sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry's products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

     Marijuana remains illegal under Federal law. Marijuana is a schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state


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laws  that  legalize  its use,  strict  enforcement  of  federal  law  regarding marijuana would likely result in our inability to proceed with our business plan.

     Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations. Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

     Potential competitors could duplicate our business model. There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names. As a result, potential competitors could duplicate our business model with little effort.

     We are dependent on our management team and the loss of any of these individuals would harm our business. Our future success depends largely upon the management experience, skill, and contacts of our officers and directors. The loss of the services of either of these officers, whether as a result of death, disability or otherwise, may have a material adverse effect upon our business.

     The applicability of "penny stock rules" to broker-dealer sales of our common stock may have a negative effect on the liquidity and market price of our common stock. Trading in our shares is subject to the "penny stock rules" adopted pursuant to Rule 15g-9 of the Exchange Act, which apply to companies that are not listed on an exchange and whose common stock trades at less than $5.00 per share or which have a tangible net worth of less than $5,000,000, or $2,000,000 if they have been operating for three or more years. The penny stock rules impose additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the penny stock rules may affect the ability of broker-dealers to sell shares of common stock and may affect the ability of shareholders to sell their shares in the secondary market, as compliance with such rules may delay and/or preclude certain trading transactions. The rules could also have an adverse effect on the market price of our common stock.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. Many brokers may be unwilling to engage in transactions in our common stock because of the added disclosure requirements, thereby making it more difficult for shareholders to dispose of their shares. You may also find it difficult to obtain accurate information about, and/or quotations as to the price of our common stock.


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     We may issue  shares of  preferred  stock  that  would  have a  liquidation preference to our common stock. Our articles of incorporation currently authorize the issuance of 10,000,000 shares of our preferred stock. The board has the power to issue shares without shareholder approval, and such shares can be issued with such rights, preferences, and limitations as may be determined by our board of directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. We presently have no commitments or contracts to issue any shares of preferred stock. Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of, and the voting and other rights, of the holders of outstanding shares of our common stock.

                                    DILUTION

     As of March 31, 2017, our net book value was less than $0.01 per share. If the price for an investor purchasing shares in this offering is greater than $0.01 per share, the investor will suffer dilution equal in amount to the difference between the price paid for the shares and our net tangible book value at the time of purchase.

                                 USE OF PROCEEDS

     All of the shares offered by this Prospectus are being offered by certain persons that received shares of our common stock upon the exercise of options or warrants (the Selling Shareholders). We will not receive any of the proceeds from this offering. Expenses expected to be incurred by us in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.

                           MARKET FOR OUR COMMON STOCK

     Our common stock is listed by the OTC Markets Group, Inc. under the symbol "CNAB." The following is a summary of the high and low sales prices of our common stock for the periods indicated, as reported by the OTC Markets Group, Inc. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.


                                                High          Low
Year ended  December 31, 2015                   ----          ---

  First Quarter                                 $2.00        $0.56
  Second  Quarter                               $1.09        $0.41
  Third Quarter                                 $0.55        $0.27
  Fourth Quarter                                $0.43        $0.12

Year ended December 31, 2016
   First Quarter                                $0.79        $0.17
   Second Quarter                               $0.48        $0.15
   Third Quarter                                $0.42        $0.16
   Fourth Quarter                               $3.35        $0.43


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Year ended December 31, 2017
   First Quarter                                $2.40        $1.33

     As of June 26, 2017, there were 53,181,383 outstanding shares of our common stock outstanding held by 47 holders of record.

     Holders of common stock are entitled to receive dividends as may be declared by our Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. We have not paid any dividends on our common stock and we do not have any current plans to pay any common stock dividends.

     The provisions in our Articles of Incorporation relating to our preferred stock would allow our directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to our common stock. The issuance of preferred stock with such rights may make more difficult the removal of management, even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

     The market price of our common stock, as well as the securities of other biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in our operating results, announcements of technological innovations or new therapeutic products by us or our competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by us or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of our common stock.

                              SELLING SHAREHOLDERS

     This Prospectus relates to shares of our issuable pursuant to our Stock Incentive Plans. The Stock Incentive Plans provide for the issuance, to selected employees and other persons, of either shares of common stock or options to purchase shares of our common stock.

     This prospectus also relates to shares of common stock issuable upon the exercise of warrants granted to a consultant.

     Our officers and directors who receive shares pursuant to the Plans and who are offering their shares to the public by means of this Prospectus are referred to as the "Selling Shareholders". The consultant who may receive shares upon the exercise of his warrants is also a Selling Shareholder.


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     The shares offered by the Selling Shareholders are listed below:

                                                                   Number of
  Name of                        Number of Shares Being Offered   shares which
                                 ------------------------------   will be owned     Percent
  Selling         Number of        Option     Warrant     Bonus   on completion        of
Shareholder      Shares Owned    Shares (1)  Shares (2)   Shares  of the Offering    Class
-----------      ------------    ----------  ----------   ------  ---------------   -------

Earnie Blackmon   22,488,213       350,000         --        --     22,488,213        44.1%
Chad Ruby            733,722     2,780,000         --        --        733,722         1.4%
Tony Verzura      13,673,804     1,350,000         --        --     13,673,804        26.8%
John Walsh                --            --    766,000        --             --           --

* Less than 1%.

(1) Shares issuable upon the exercise of options.

(2) Shares issuable upon the exercise of warrants.

     Mr. Blackmon, Mr. Ruby and Mr. Verzura are our officers and directors. John Walsh is one of our consultants.

     We have filed with the Securities and Exchange Commission under the Securities Act of 1933 a Form S-8 registration statement of which this Prospectus forms a part with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions.

                              PLAN OF DISTRIBUTION

     The Selling Shareholders may sell the shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation).

     The Selling Shareholders and any broker/dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.


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

     We have advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. We have also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of our common stock in connection with this offering.

                           DESCRIPTION OF COMMON STOCK

     We are authorized to issue 100,000,000 shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by our Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by us. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.





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